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                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED

                                 PROMISSORY NOTE

                                                          San Diego, California
$256,623.60                                               as of January 19, 2000

         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of PMR CORPORATION, a Delaware corporation (the "Company"), at 1565 Hotel Circle South, 2nd Floor, San Diego, California 92108, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Fifty Six Thousand Six Hundred Twenty Three Dollars and Sixty Cents ($256,623.60), together with interest accrued from the date hereof on the unpaid principal at the rate of 6.21% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

         PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be due and payable in full on December 31, 2004; and

         INTEREST PAYMENTS. Interest shall be compounded annually and shall be payable annually in arrears on the thirty-first (31st) day of December of each year, beginning on December 31, 2000, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         Upon an Event of Default, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law. "Event of Default" shall include (a) a failure by the undersigned to pay any of the principal or accrued interest when due; or (b) if a court of competent jurisdiction shall enter a decree or order for relief in respect of the undersigned in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the undersigned or for any substantial part of his property, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (c) if the undersigned shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the undersigned or shall make any general assignment for the benefit of creditors or shall fail generally to pay his or her debts as they become due or shall take any action in furtherance of any of the foregoing.

         This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.
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2

         Notwithstanding anything to the contrary herein, the principal and interest on this Note may be paid, at the option of the undersigned exercised at any time prior to December 31, 2003, through the delivery to the Company of stock certificates, duly endorsed to the Company or accompanied by stock powers duly executed by the undersigned sufficient for transfer of the underlying shares to the Company, representing shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and, in the event such payment option is exercised, the shares of Common Stock so delivered shall be valued at the higher of (i)$2.94 or (ii)the average closing sales prices of the Common Stock on the Trading Market (as defined below) for the five (5) trading days prior to the delivery of such stock certificates to the Company (such higher value referred to as the "Stated Value"). The "Trading Market" means the New York Stock exchange, American Stock Exchange, NASDAQ National Market or NASDAQ Small Cap Market upon which the Common Stock is then listed or quoted for trading. In the event that stock certificates representing Common Stock delivered to the Company upon exercise of the payment option referred to above have an aggregate Stated Value that is more than the aggregate amount of the principal and interest then owed by the undersigned with respect to this Note, the Company shall prepare a new stock certificate for the excess amount of shares of Common Stock and deliver it to the undersigned.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Stock Pledge Agreement of even date herewith between the undersigned and the Company.

         The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         This Note is amended and restated in its entirety as of May 1, 2002 as provided herein and, in this regard, the principal amount payable hereunder has been restated to reflect the entire outstanding principal and interest amount due under this Note as of May 1, 2002.

                              Signed /s/ Fred D. Furman
                                    --------------------------------------------
                                          Fred D. Furman